Exhibit 99.1

Keane Announces Second Quarter 2019 Financial and Operational Results

HOUSTON, Texas (July 29, 2019) - Keane Group, Inc. (“Keane” or the “Company”) today reported second quarter 2019 financial and operational results.

Results and Recent Highlights

•	Reported second quarter 2019 revenue of $427.7 million, compared to first quarter 2019 of $421.7 million

•	Realized second quarter 2019 net loss of $5.0 million, compared to first quarter 2019 of $21.8 million

•	Achieved second quarter 2019 Adjusted EBITDA of $82.4 million, compared to first quarter 2019 of $64.1 million

•	Reported annualized Adjusted Gross Profit per fleet of $18.6 million, compared to first quarter 2019 of $16.2 million

•	Achieved record efficiencies, driven by strong execution, deployment of technology and improvements in white space

•	Remain on target to complete previously announced merger with C&J Energy Services, Inc. (“C&J”) in the fourth quarter of 2019

Second Quarter 2019 Financial Results

Revenue for the second quarter of 2019 totaled $427.7 million, an increase of 1.4%, compared to $421.7 million for the first quarter of 2019. Net loss per share for the second quarter of 2019 was $0.05, compared to net loss per share of $0.21 for the first quarter of 2019. Excluding management adjustments further discussed below, net income for the second quarter of 2019 was $6.4 million, compared to net loss of $13.7 million for the first quarter of 2019.

Adjusted Gross Profit for the second quarter of 2019 was $103.2 million, compared to $84.0 million for the first quarter of 2019.
Selling, general and administrative expenses for the second quarter of 2019 totaled $32.6 million, compared to $27.9 million for the first quarter of 2019. Excluding management adjustments, selling, general and administrative expenses for the second quarter of 2019 totaled $21.2 million, compared to $19.8 million for the first quarter of 2019. Adjusted EBITDA for the second quarter of 2019 totaled $82.4 million, compared to $64.1 million for the first quarter of 2019.

“I am proud of our team and how Keane continues to consistently deliver on its commitments,” said Robert Drummond, Chief Executive Officer of Keane. “During the second quarter, we achieved excellent financial performance, with revenue and Adjusted EBITDA exceeding the high-end of our guidance. We benefited from strong execution and efficiencies during the quarter, leading to company record pump hours. We increased our top-tier profitability per fleet and generated attractive free cash flow, while continuing to maintain the quality and readiness of our fleet and making investments in new technology.”

“During the quarter, we converted one spot fleet to a dedicated agreement with a new major customer in the Permian Basin,” continued Mr. Drummond. “We are extremely excited to be partnering with this new operator and are proud of our team’s ability to further expand our portfolio of blue chip customers.”

Completion Services

Revenue for Completion Services totaled $420.4 million for the second quarter of 2019, an increase of 2%, compared to $412.0 million for the first quarter of 2019, driven primarily by further improvements in efficiencies, as well as a reduction of white space in our frac calendar. For the second quarter of 2019, Keane had an average of 23 fleets deployed, of which utilization averaged 96%, resulting in equivalent of 22 fully-utilized fleets. Adjusted Gross Profit for Completion Services totaled $102.1 million for the second quarter of 2019, compared to $85.3 million for the first quarter of 2019.

Annualized revenue per average deployed hydraulic fracturing fleet for the second quarter of 2019 was $76.4 million, compared to $78.5 million for the first quarter of 2019. Annualized Adjusted Gross Profit per fleet totaled $18.6 million, compared to $16.2 million for the first quarter of 2019.

Other Services

Revenue in Other Services for the second quarter of 2019 totaled $7.4 million, compared to $9.7 million for the first quarter of 2019. Adjusted Gross Profit for the second quarter of 2019 was $1.1 million, an increase of $2.4 million as compared to the first quarter of 2019, driven by strong execution and the idling of cementing activities in one of our operating regions.

Second Quarter 2019 Management Adjustments

Adjusted EBITDA for the second quarter of 2019 includes adjustments of $11.4 million, driven by $6.1 million of transaction costs related to the announcement of the merger with C&J and $5.6 million of non-cash stock compensation expense.
Balance Sheet and Capital

Total debt outstanding as of June 30, 2019 was $339.0 million, net of unamortized debt discounts and unamortized deferred charges and excluding lease obligations, compared to $339.8 million as of March 31, 2019. As of June 30, 2019, cash and equivalents totaled $117.1 million, compared to $83.7 million as of March 31, 2019.

Total available liquidity as of June 30, 2019 was approximately $290.6 million, which included availability under our asset-based credit facility. Total operating cash flow for the second quarter of 2019 was approximately $83.5 million. Capital expenditures, net of asset sales, totaled approximately $48 million, resulting in free cash flow of approximately $36 million for the second quarter of 2019.

Stock Repurchase Program Update

As of June 17, 2019, and pursuant to the terms of the merger agreement with C&J, Keane’s existing stock repurchase program has been temporarily suspended.

Guidance and Outlook

For the third quarter of 2019, revenue for our Completions Services business is expected to range between $430 million and $450 million. Keane’s hydraulic fracturing fleet will include 29 deployable fleets, of which 24 are expected to be deployed. Keane expects to achieve utilization of approximately 96% of its deployed fleets, resulting in the equivalent of approximately 23 fully-utilized hydraulic fracturing fleets. Annualized Adjusted Gross Profit per fleet, based on 23 fully-utilized fleets, is expected to range between $18 million and $20 million.

For the third quarter of 2019, revenue for our Other Services business is expected to range between $7 million and $8 million on gross margins of approximately 15%.

“Our customer partnership model continues to differentiate Keane by providing superior visibility into continued strength in activity during the third quarter, where we are forecasting continued improvement in performance and free cash flow” said Greg Powell, President and Chief Financial Officer of Keane. “We continue to focus on generating leading returns, and remain on pace to generate more than $100 million of free cash flow in 2019.”

“We remain on track to complete our previously announced merger with C&J during the fourth quarter of 2019,” continued Mr. Powell. “We are excited about the value we will create by merging our two companies to establish an industry-leading diversified oilfield services company.”

Conference Call

On July 30, 2019, Keane will hold a conference call for investors at 8:00 a.m. Central Time (9:00 a.m. Eastern Time) to discuss Keane’s second quarter 2019 results. Hosting the call will be Robert Drummond, Chief Executive Officer, and Greg Powell, President and Chief Financial Officer. The call can be accessed live over the telephone by dialing (877) 407-9208, or for international callers, (201) 493-6784. A replay will be available shortly after the call and can be accessed by dialing (844) 512-2921, or for international callers, (412) 317-6671. The passcode for the replay is 13692490. The replay will be available until August 13, 2019.

About Keane Group, Inc.

Headquartered in Houston, Texas, Keane is one of the largest pure-play providers of integrated well completion services in the U.S., with a focus on complex, technically demanding completion solutions. Keane’s primary service offerings include horizontal and vertical fracturing, wireline perforation and logging, engineered solutions and cementing, as well as other value-added service offerings.

Definitions of Non-GAAP Financial Measures and Other Items

Keane has included both financial measures compiled in accordance with GAAP and certain non-GAAP financial measures in this press release, including Adjusted EBITDA and Adjusted Gross Profit and ratios based on these financial measures. These measurements provide supplemental information which Keane believes is useful to analysts and investors to evaluate its ongoing results of operations, when considered alongside GAAP measures such as net income and operating income. These non-GAAP financial measures exclude the financial impact of items management does not consider in assessing Keane’s ongoing operating performance, and thereby facilitate review of Keane’s operating performance on a period-to-period basis. Other companies may have different capital structures, and comparability to Keane’s results of operations may be impacted by the effects of acquisition accounting on its depreciation and amortization. As a result of the effects of these factors and factors specific to other companies, Keane believes Adjusted EBITDA and Adjusted Gross Profit provide helpful information to analysts and investors to facilitate a comparison of its operating performance to that of other companies.

Adjusted EBITDA is defined as net income (loss) adjusted to eliminate the impact of interest, income taxes, depreciation and amortization, along with certain items management does not consider in assessing ongoing performance. Adjusted Gross Profit is defined as Adjusted EBITDA, further adjusted to eliminate the impact of all activities in the Corporate segment, such as selling, general and administrative expenses, along with cost of services that management does not consider in assessing ongoing performance.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties and are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1993, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Where a forward-looking statement expresses or implies an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. The words “believe” “continue,” “could,” “expect,” “anticipate,” “intends,” “estimate,” “forecast,” “project,” “should,” “may,” “will,” “would” or the negative thereof and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond Keane’s and C&J’s control. Statements in this communication regarding Keane, C&J and the combined company that are forward-looking, including projections as to the anticipated benefits of the proposed transaction, the impact of the proposed transaction on Keane’s and C&J’s business and future financial and operating results, the amount and timing of synergies from the proposed transaction, and the closing date for the proposed transaction, are based on management’s estimates, assumptions and projections, and are subject to significant uncertainties and other factors, many of which are beyond Keane’s and C&J’s control. These factors and risks include, but are not limited to, (i) the competitive nature of the industry in which Keane and C&J conduct their business, including pricing pressures; (ii) the ability to meet rapid demand shifts; (iii) the impact of pipeline capacity constraints and adverse weather conditions in oil or gas producing regions; (iv) the ability to obtain or renew customer contracts and changes in customer requirements in the markets Keane and C&J serve; (v) the ability to identify, effect and integrate acquisitions, joint ventures or other transactions; (vi) the ability to protect and enforce intellectual property rights; (vii) the effect of environmental and other governmental regulations on Keane’s and C&J’s operations; (viii) the effect of a loss of, or interruption in operations of, one or more key suppliers, including resulting from product defects, recalls or suspensions; (ix) the variability of crude oil and natural gas commodity prices; (x) the market price and availability of materials or equipment; (xi) the ability to obtain permits, approvals and authorizations from governmental and third parties; (xii) Keane’s and C&J’s ability to employ a sufficient number of skilled and qualified workers to combat the operating hazards inherent in Keane’s and C&J’s industry; (xiii) fluctuations in the market price of Keane’s and C&J’s stock; (xiv) the level of, and obligations associated with, Keane’s and C&J’s indebtedness; and (xv) other risk factors and additional information. In addition, material risks that could cause actual results to differ from forward-looking statements include: the inherent uncertainty associated with financial or other projections; the prompt and effective integration of C&J’s businesses and the ability to achieve the anticipated synergies and value-creation contemplated by the proposed transaction; the risk associated with Keane’s and C&J’s ability to obtain the approval of the proposed transaction by their shareholders required to consummate the proposed transaction and the timing of the closing of the proposed transaction, including the risk that the conditions to the transaction are not satisfied on a timely basis or at all and the failure of the transaction to close for any other reason; the risk that a consent or authorization that may be required for the proposed transaction is not obtained or is obtained subject to conditions that are not anticipated; unanticipated difficulties or expenditures relating to the transaction, the response of business partners and retention as a result of the announcement and pendency of the transaction; and the diversion of management time on transaction-related issues. For a more detailed discussion of such risks and other factors, see Keane’s and C&J’s filings with the Securities and Exchange Commission (the “SEC”), including under the heading “Risk Factors” in Item 1A of Keane’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed on February 27, 2019, and C&J’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed on February 27, 2019 and in other periodic filings, available on the SEC website or www.keanegrp.com or www.cjenergy.com. Keane and C&J assume no obligation to update any forward-looking statements or information, which speak as of their respective dates, to reflect events or circumstances after the date of this communication, or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws. Investors should not assume that any lack of update to a previously issued “forward-looking statement” constitutes a reaffirmation of that statement.

Important Additional Information Regarding the Merger of Equals Will Be Filed With the SEC

In connection with the proposed merger, Keane has filed a registration statement on Form S 4 that includes a joint proxy statement of Keane and C&J that also constitutes a prospectus of Keane with the Securities and Exchange Commission (the “SEC”). Each of Keane and C&J have also filed other relevant documents with the SEC regarding the proposed transaction. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT, JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors and stockholders may obtain free copies of these documents and other documents containing important information about Keane and C&J through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Keane are available free of charge on Keane’s website at http://www.keanegrp.com or by contacting Keane’s Investor Relations Department by email at investors@keanegrp.com or by phone at 281-929-0370. Copies of the documents filed with the SEC by C&J are available free of charge on C&J’s website at www.cjenergy.com or by contacting C&J’s Investor Relations Department by email at investors@cjenergy.com or by phone at 713-260-9986.

Participants in the Solicitation

C&J, Keane and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about the directors and executive officers of C&J is set forth in its proxy statement for its 2019 annual meeting of shareholders, which was filed with the SEC on April 9, 2019, and C&J’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, which was filed with the SEC on February 27, 2019. Information about the directors and executive officers of Keane is set forth in Keane’s proxy statement for its 2019 annual meeting of shareholders, which was filed with the SEC on April 1, 2019, and Keane’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, which was filed with the SEC on February 27, 2019. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the joint proxy statement/prospectus and other relevant materials filed with the SEC regarding the proposed merger. Investors should read the joint proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from C&J or Keane using the sources indicated above.

No Offer or Solicitation

This document is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote in any jurisdiction pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. Subject to certain exceptions to be approved by the relevant regulators or certain facts to be ascertained, the public offer will not be made directly or indirectly, in or into any jurisdiction where to do so would constitute a violation of the laws of such jurisdiction, or by use of the mails or by any means or instrumentality (including without limitation, facsimile transmission, telephone and the internet) of interstate or foreign commerce, or any facility of a national securities exchange, of any such jurisdiction.

Contact:
Investor Relations
(713) 893-3602

Marc Silverberg, ICR
marc.silverberg@icrinc.com

KEANE GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS & COMPREHENSIVE INCOME (LOSS)
(in thousands, except per share data)

	Three Months Ended June 30, 2019		Three Months Ended March 31,
	2019	2018	2019
	(Unaudited)	(Unaudited)	(Unaudited)
Revenue	$427,733	$578,533	$421,654
Operating costs and expenses:
Cost of services	324,503	447,685	337,646
Depreciation and amortization	69,886	59,404	71,476
Selling, general and administrative expenses	32,571	24,125	27,936
(Gain) loss on disposal of assets	(330)	3,287	481
Total operating costs and expenses	426,630	534,501	437,539
Operating income (loss)	1,103	44,032	(15,885)
Other income (expenses):
Other income (expense), net	(43)	16	448
Interest expense	(5,477)	(14,317)	(5,395)
Total other expenses	(5,520)	(14,301)	(4,947)
Income (loss) before income taxes	(4,417)	29,731	(20,832)
Income tax benefit (expense)	(564)	936	(974)
Net income (loss)	(4,981)	30,667	(21,806)
Other comprehensive income (loss):
Foreign currency translation adjustments	—	(31)	(29)
Hedging activities	(3,682)	99	(2,862)
Total comprehensive income (loss)	$(8,663)	$30,735	$(24,697)

Net income (loss) per share: basic	$(0.05)	$0.28	$(0.21)
Weighted-average shares: basic	104,837	111,319	104,422

KEANE GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS & COMPREHENSIVE INCOME (LOSS)
(in thousands, except per share data)

	Six Months Ended June 30,
	2019	2018
	(Unaudited)	(Unaudited)
Revenue	$849,387	$1,091,549
Operating costs and expenses:
Cost of services	662,149	851,093
Depreciation and amortization	141,362	119,455
Selling, general and administrative expenses	60,507	58,009
Loss on disposal of assets	151	4,056
Total operating costs and expenses	864,169	1,032,613
Operating income (loss)	(14,782)	58,936
Other income (expenses):
Other income (expense), net	405	(12,973)
Interest expense	(10,872)	(21,307)
Total other income (expenses)	(10,467)	(34,280)
Income (loss) before income taxes	(25,249)	24,656
Income tax expense	(1,538)	(2,232)
Net income (loss)	(26,787)	22,424
Other comprehensive income (loss):
Foreign currency translation adjustments	(29)	(65)
Hedging activities	(6,544)	2,310
Total comprehensive income (loss)	$(33,360)	$24,669

Net income (loss) per share: basic	$(0.26)	$0.20
Weighted-average shares, basic	104,631	111,663

KEANE GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

ASSETS	June 30,	December 31,
	2019	2018
	(Unaudited)	(Audited)
Current Assets:
Cash and cash equivalents	117,092	80,206
Accounts receivable	199,099	210,428
Inventories, net	26,620	35,669
Assets held for sale	582	176
Prepaid and other current assets	5,940	5,784
Total current assets	349,333	332,263
Operating lease right-of-use assets	46,411	—
Finance lease right-of-use assets	8,876	—
Property and equipment, net	470,266	531,319
Goodwill	132,524	132,524
Intangible assets	50,941	51,904
Other noncurrent assets	6,486	6,569
Total Assets	1,064,837	1,054,579
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	119,914	106,702
Accrued expenses	74,391	101,539
Current maturities of operating lease liabilities	20,453	—
Current maturities of finance lease liabilities	4,359	4,928
Current maturities of long-term debt	2,561	2,776
Customer contract liabilities	471	60
Stock based compensation - current	—	4,281
Other current liabilities	1,309	294
Total current liabilities	223,458	220,580
Long-term operating lease liabilities, less current maturities	25,750	—
Long-term finance lease liabilities, less current maturities	5,709	5,581
Long-term debt, net(1) less current maturities	336,417	337,954
Other non-current liabilities	8,247	3,283
Total non-current liabilities	376,123	346,818
Total liabilities	599,581	567,398
Shareholders’ equity:
Stockholders’ equity	467,034	456,485
Retained earnings (deficit)	6,037	31,494
Accumulated other comprehensive (loss)	(7,815)	(798)
Total shareholders’ equity	465,256	487,181
Total liabilities and shareholders’ equity	1,064,837	1,054,579

(1)	Net of unamortized deferred financing costs and unamortized debt discounts.

KEANE GROUP, INC. AND SUBSIDIARIES
ADDITIONAL SELECTED FINANCIAL AND OPERATING DATA
(unaudited, amounts in thousands, except for non-financial statistics)

	Three Months Ended June 30, 2019		Three Months Ended March 31,
	2019	2018	2019
Completion Services:
Revenues	$420,363	$569,929	$411,975
Cost of services	318,232	438,684	326,670
Gross profit	102,130	131,245	85,305
Depreciation and amortization	65,672	54,618	66,747
Operating income	$36,857	$75,694	$17,967

Average hydraulic fracturing fleets deployed	23.0	26.3	23.0
Average hydraulic fracturing fleet utilization(1)	96%	100%	91%
Wireline - fracturing fleet integration percentages	79%	73%	78%
Average annualized revenue per fleet deployed(2)	$76,430	$86,681	$78,471
Average annualized adjusted gross profit per fleet deployed(2)	$18,569	$19,961	$16,248
Adjusted gross profit	$102,130	$131,245	$85,305

Other Services:
Revenues	$7,370	$8,604	$9,679
Cost of services	6,271	9,001	10,976
Gross profit (loss)	1,099	(397)	(1,297)
Depreciation and amortization	631	1,319	873
Operating income (loss)	468	(1,716)	(2,170)
Adjusted gross profit (loss)	$1,099	$(397)	$(1,297)

(1)	Average hydraulic frac fleet utilization is calculated using fully-utilized fleets divided by deployed fleets.

(2)
For the second quarter of 2019, average annualized revenue per fleet deployed and average annualized adjusted gross profit per fleet deployed was calculated using the equivalent of 22.0 fully-utilized hydraulic fracturing fleets. For the first quarter of 2019, average annualized revenue per fleet deployed and average annualized adjusted gross profit per fleet deployed was calculated using the equivalent of 21.0 fully-utilized hydraulic fracturing fleets.

KEANE GROUP, INC. AND SUBSIDIARIES
ADDITIONAL SELECTED FINANCIAL AND OPERATING DATA
(unaudited, amounts in thousands, except for non-financial statistics)

	Six Months Ended June 30,
	2019	2018
Completion Services:
Revenues	$832,338	$1,077,380
Cost of services	644,903	835,748
Gross profit	187,435	241,632
Depreciation and amortization	132,419	109,798
Operating income	$54,824	$129,959

Average hydraulic fracturing fleets deployed	23.0	26.1
Average hydraulic fracturing fleet utilization(1)	94%	100%
Wireline - fracturing fleet integration percentages	78%	75%
Average annualized revenue per fleet deployed(2)	$76,997	$82,558
Average annualized adjusted gross profit per fleet deployed(2)	$17,339	$18,516
Adjusted gross profit	$187,435	$241,632

Other Services:
Revenues	$17,049	$14,169
Cost of services	17,246	15,345
Gross loss	(198)	(1,176)
Depreciation, amortization and administrative expenses, and impairment	1,504	2,717
Operating loss	(1,702)	(3,893)
Adjusted gross loss	$(198)	$(1,176)

(1)	Average hydraulic frac fleet utilization is calculated using fully-utilized fleets divided by deployed fleets.

(2)
For the six months ended June 30, 2019, average annualized revenue per fleet deployed and average annualized adjusted gross profit per fleet deployed was calculated using the equivalent of 21.6 fully-utilized hydraulic fracturing fleets.

KEANE GROUP, INC. AND SUBSIDIARIES
NON-U.S. GAAP FINANCIAL MEASURES
(unaudited, in thousands)

	Three Months Ended June 30, 2019
	Completion Services	Other Services	Corporate and Other	Total
Net Income (loss)	$36,856	$468	$(42,305)	$(4,981)
Interest expense, net	—	—	5,477	5,477
Income tax expense	—	—	564	564
Depreciation and amortization	65,672	631	3,583	69,886
EBITDA	$102,528	$1,099	$(32,681)	$70,946
Plus Management Adjustments:
Acquisition, integration and expansion(1)	—	—	6,108	6,108
Non-cash stock compensation (2)	—	—	5,637	5,637
Other	—	—	(326)	(326)
Adjusted EBITDA	$102,528	$1,099	$(21,262)	$82,364
Selling, general and administrative	—	—	32,571	32,571
(Gain) loss on disposal of assets	(398)	—	68	(330)
Other expense	—	—	43	43
Less Management Adjustments not associated with cost of services	—	—	(11,419)	(11,419)
Adjusted gross profit	$102,130	$1,099	$—	$103,229

(1) Represents transaction costs related to the Merger with C&J Energy Services.
(2) Represents non-cash amortization of equity awards issued under Keane Group, Inc.’s Equity and Incentive Award Plan (the “Equity Plan”). According to the Equity Plan, the Compensation Committee of the Board of Directors can approve awards in the form of restricted stock, restricted stock units, and/or other deferred compensation. Consistent with prior policy, amortization of awards is made ratably over the vesting periods, beginning with the grant date, based on the total fair value determined on grant date and recorded in selling, general and administrative expenses.

KEANE GROUP, INC. AND SUBSIDIARIES
NON-U.S. GAAP FINANCIAL MEASURES
(unaudited, in thousands)

	Three Months Ended March 31, 2019
	Completion Services	Other Services	Corporate and Other	Total
Net Income (loss)	$17,967	$(2,170)	$(37,603)	$(21,806)
Interest expense, net	—	—	5,395	5,395
Income tax benefit	—	—	974	974
Depreciation and amortization	66,747	873	3,856	71,476
EBITDA	$84,714	$(1,297)	$(27,378)	$56,039
Plus Management Adjustments:
Non-cash stock compensation (1)	—	—	3,973	3,973
Other (2)	—	—	4,120	4,120
Adjusted EBITDA	$84,714	$(1,297)	$(19,285)	$64,132
Selling, general and administrative	—	—	27,936	27,936
(Gain) loss on disposal of assets	591	—	(110)	481
Other income	—	—	(448)	(448)
Less Management Adjustments not associated with cost of services	—	—	(8,093)	(8,093)
Adjusted gross profit (loss)	$85,305	$(1,297)	$—	$84,008

(1) Represents non-cash amortization of equity awards issued under Keane Group, Inc.’s Equity and Incentive Award Plan (the “Equity Plan”). According to the Equity Plan, the Compensation Committee of the Board of Directors can approve awards in the form of restricted stock, restricted stock units, and/or other deferred compensation. Consistent with prior policy, amortization of awards is made ratably over the vesting periods, beginning with the grant date, based on the total fair value determined on grant date and recorded in selling, general and administrative expenses.
(2) Represents legal contingencies, which is recorded in selling, general and administrative expenses.

KEANE GROUP, INC. AND SUBSIDIARIES
NON-U.S. GAAP FINANCIAL MEASURES
(unaudited, in thousands)

	Three Months Ended June 30, 2018
	Completion Services	Other Services	Corporate and Other	Total
Net Income (loss)	$75,694	$(1,716)	$(43,311)	$30,667
Interest expense, net	—	—	14,317	14,317
Income tax expense	—	—	(936)	(936)
Depreciation and amortization	54,618	1,319	3,467	59,404
EBITDA	$130,312	$(397)	$(26,463)	$103,452
Plus Management Adjustments:
Acquisition, integration and expansion (1)	—	—	2,827	2,827
Non-cash stock compensation (2)	—	—	4,040	4,040
Others (3)	—	—	989	989
Adjusted EBITDA	$130,312	$(397)	$(18,607)	$111,308
Selling, general and administrative	—	—	24,125	24,125
Loss on disposal of assets	933	—	2,354	3,287
Other income	—	—	(16)	(16)
Less Management Adjustments not associated with cost of services	—	—	(7,856)	(7,856)
Adjusted gross profit (loss)	$131,245	$(397)	$—	$130,848

(1) Represents primarily a markdown to fair value of idle real estate pending for sale in Mathis, Texas acquired during the acquisition of a majority of the U.S. assets and assumed certain liabilities of Trican Well Service, L.P. (the "Acquired Trican Operations"). This loss was recorded in (gain) loss on disposal of assets.
(2) Represents non-cash amortization of equity awards issued under Keane Group, Inc.’s Equity and Incentive Award Plan (the “Equity Plan”). According to the Equity Plan, the Compensation Committee of the Board of Directors can approve awards in the form of restricted stock, restricted stock units, and/or other deferred compensation. Consistent with prior policy, amortization of awards is made ratably over the vesting periods, beginning with the grant date, based on the total fair value determined on grant date and recorded in selling, general and administrative expenses.
(3) Represents primarily rating agency fees for establishing initial ratings in connection with entering into a new $350 million senior secured term facility. These expenses were recorded in selling, general and administrative expenses.

KEANE GROUP, INC. AND SUBSIDIARIES
NON-U.S. GAAP FINANCIAL MEASURES
(unaudited, in thousands)

	Six Months Ended June 30, 2019
	Completion Services	Other Services	Corporate and Other	Total
Net Income (loss)	$54,823	$(1,702)	$(79,908)	$(26,787)
Interest expense, net	—	—	10,872	10,872
Income tax expense	—	—	1,538	1,538
Depreciation and amortization	132,419	1,504	7,439	141,362
EBITDA	$187,242	$(198)	$(60,059)	$126,985
Plus Management Adjustments:
Acquisition, integration and expansion (1)	—	—	6,108	6,108
Non-cash stock compensation (2)	—	—	9,610	9,610
Others (3)	—	—	3,794	3,794
Adjusted EBITDA	$187,242	$(198)	$(40,547)	$146,497
Selling, general and administrative	—	—	60,507	60,507
(Gain) loss on disposal of assets	193	—	(42)	151
Other income	—	—	(405)	(405)
Less Management Adjustments not associated with cost of services	—	—	(19,513)	(19,513)
Adjusted gross profit (loss)	$187,435	$(198)	$—	$187,237

(1) Represents transaction costs related to the Merger with C&J Energy Services.
(2) Represents non-cash amortization of equity awards issued under Keane Group, Inc.’s Equity and Incentive Award Plan (the “Equity Plan”). According to the Equity Plan, the Compensation Committee of the Board of Directors can approve awards in the form of restricted stock, restricted stock units, and/or other deferred compensation. Consistent with prior policy, amortization of awards is made ratably over the vesting periods, beginning with the grant date, based on the total fair value determined on grant date and recorded in selling, general and administrative expenses.
(3) Represents legal contingencies, which is recorded in selling, general and administrative expenses.

KEANE GROUP, INC. AND SUBSIDIARIES
NON-U.S. GAAP FINANCIAL MEASURES
(unaudited, in thousands)

	Six Months Ended June 30, 2018
	Completion Services	Other Services	Corporate and Other	Total
Net Income (loss)	$129,959	$(3,893)	$(103,642)	$22,424
Interest expense, net	—	—	21,307	21,307
Income tax expense	—	—	2,232	2,232
Depreciation and amortization	109,798	2,717	6,940	119,455
EBITDA	$239,757	$(1,176)	$(73,163)	$165,418
Plus Management Adjustments:
Acquisition, integration and expansion (1)	—	—	16,081	16,081
Offering-related expenses (2)	—	—	12,969	12,969
Non-cash stock compensation (3)	—	—	7,113	7,113
Others (4)	—	—	989	989
Adjusted EBITDA	$239,757	$(1,176)	$(36,011)	$202,570
Selling, general and administrative	—	—	58,009	58,009
Loss on disposal of assets	1,875	—	2,181	4,056
Other income	—	—	12,973	12,973
Less Management Adjustments not associated with cost of services	—	—	(37,152)	(37,152)
Adjusted gross profit (loss)	$241,632	$(1,176)	$—	$240,456

(1) Represents adjustment to the Contingent Value Right (CVR) liability based on the final agreed-upon settlement, which was recorded in other income (expense), net and a markdown to fair value of idle real estate pending for sale in Mathis, Texas acquired during the acquisition of the Acquired Trican Operations, which was recorded in (gain) loss on disposal of assets.
(2) Represents primarily professional fees and other miscellaneous expenses to consummate the secondary common stock offering completed in January 2018. These expenses were recorded in selling, general and administrative expenses, as Keane did not receive any proceeds in the offering to offset the expenses.
(3) Represents non-cash amortization of equity awards issued under the Equity Plan, which is recorded in selling, general and administrative expenses.
(4) Represents primarily rating agency fees for establishing initial ratings in connection with entering into a new $350 million senior secured term facility. These expenses were recorded in selling, general and administrative expenses.